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                                                                      EXHIBIT 21

                 OWNERSHIP STRUCTURE OF SEROLOGICALS CORPORATION

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                                                                            JURISDICTION OF
ENTITY                                                                       INCORPORATION
------                                                                      ---------------
Serologicals Corporation                                                        Delaware
     -   Serologicals Finance Company                                           Delaware
         -   Serologicals License Company                                       Delaware
                 -   Serologicals Royalty Company                               Delaware
     -   Serologicals Proteins, Inc.                                            Delaware
     -   Serologicals Limited                                                   Scotland
     -   Serocor Incorporated                                                   Delaware
         -   Serologicals Biodiagnostics, Inc.                                  Massachusetts
         -   Intergen Biomanufacturing Corporation                              Delaware
                       -   Serologicals Biomanufacturing Corporation            Ontario, Canada
     -   Serologicals Lawrence, Inc.                                            Delaware
     -   Serologicals Research Products, Inc.                                   Delaware
                 -   Chemicon International, Inc.                               California
                       -   Chemicon Australia Pty.                              Australia
                 -   Chemicon Europe Ltd.                                       United Kingdom
                       -   Cymbus Biotech Ltd.                                  United Kingdom
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